Exibit 11 under Form N-1A
                         Exibit 23 under Item 601/Reg

               Independent Auditors' Consent


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated June 2, 1995 accompanying the financial statements of ABT Florida Tax-Free (a series of shares of beneficial interest of ABT Florida Southern Master Trust). These financial statements are incorporated by reference in Part C of Post-Effective Amendment No. 42 to this Registration Statement and Prospectus on Form N-1A of Evergreen Investment Trust. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.